UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):        December 23, 2009

JENNIFER CONVERTIBLES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-9681	11-2824646
(Commission File Number)	(IRS Employer Identification No.)

417 Crossways Park Drive, Woodbury, New York	11797
(Address of Principal Executive Offices)	(Zip Code)

(516) 496-1900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

As previously announced, since November 27, 2009, we have been operating under an interim agreement with the affiliated private company (the “related company”) pursuant to which sales made on or after November 27, 2009 at the stores owned by the related company will be made on our behalf and the related company will be entitled to compensation equal to 35% of the sales price of the merchandise (excluding home delivery fees and taxes) for making such sales. With respect to sales made by the related company prior to November 27, 2009, the related company is obligated to pay us for the cost of the merchandise the day prior to the date the merchandise is shipped to the customer. The related company is obligated to continue paying for its operational costs, including the costs of its employees at its stores and its store lease costs, and to remit sales taxes on merchandise sold by it. The agreement is terminable by us upon 24 hours notice.   As of December 18, 2009, the related company was not in compliance with the arrangement.  We are working with the related company to resolve the outstanding issues.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2009	Jennifer Convertibles, Inc.

	By:	/s/ Harley J. Greenfield
	Name:	Harley J. Greenfield
	Title:	Chief Executive Officer